Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code)

James I. Ladge, President, Chief Executive Officer, Treasurer and Chief Financial Officer of the The Appleton Funds (the “Registrant”), certifies to the best of his knowledge that:

1.	The Registrant’s periodic report on Form N-CSR for the period ended June 30, 2012 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer The Appleton Funds /s/ James I. Ladge	Chief Financial Officer The Appleton Funds /s/ James I. Ladge
James I. Ladge Date: August 22, 2012	James I. Ladge Date: August 22, 2012

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.